UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2017

HENNESSY ADVISORS, INC.

(Exact name of registrant as specified in its charter)

California	001-36423	68-0176227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Redwood Blvd., Suite 200 Novato, California	94945
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (415) 899-1555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On November 30, 2017, Hennessy Advisors, Inc. (the “Company”) entered into a Third Amendment to Term Loan Agreement (the “Amendment”), by and between the Company, U.S. Bank National Association, as administrative agent (in such capacity, “Agent”) and as a lender, and California Bank & Trust, as a lender, which amended the Term Loan Agreement, dated as of September 17, 2015, by and between the Company, U.S. Bank National Association, as Agent and as a lender, and California Bank & Trust, as syndication agent and as a lender (the “Loan Agreement”), as amended by the First Amendment to the Term Loan Agreement, dated as of September 19, 2016 (the “First Amendment”), and the Second Amendment to the Term Loan Agreement, dated as of November 16, 2017 (the “Second Amendment”).

The Amendment provided the Agent’s authorization for Hennessy Advisors to consummate the acquisition described in Item 2.01 below.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment filed herewith as Exhibit 99.1 and incorporated herein by reference. A complete copy of the Loan Agreement is incorporated by reference herein from Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 23, 2015. Complete copies of the First Amendment and Second Amendment are incorporated by reference herein from Exhibit 99.1 to each of the Company’s Current Reports on Form 8-K filed with the SEC on September 23, 2016, and November 20, 2017, respectively.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On December 1, 2017, the Company completed the acquisition (the “Acquisition”) of certain assets of Rainier Investment Management, LLC (“Rainier”) related to the management of the Rainier Large Cap Equity Fund and the Rainier Mid Cap Equity Fund (collectively, the “Rainier Large and Mid Cap Funds”). The Acquisition was consummated in accordance with the terms and conditions of the previously announced Transaction Agreement, dated as of May 10, 2017, among the Company, Rainier, and Rainier’s majority owner, Manning & Napier Group, LLC (the “Transaction Agreement”). As provided in the Transaction Agreement, at the closing of the Acquisition, the Rainier Large Cap Equity Fund was reorganized into the Hennessy Cornerstone Large Growth Fund, and the Rainier Mid Cap Equity Fund was reorganized into the Hennessy Cornerstone Mid Cap 30 Fund.

In connection with the closing of the Acquisition, the Company paid a total of $1.0 million in cash, which was based on 0.85% of the aggregate current net asset value of the Rainier Large and Mid Cap Funds measured as of the close of business on the trading day immediately preceding the closing date of the transaction.

A description of the principal terms of the Transaction Agreement and the Acquisition is incorporated by reference herein from Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 11, 2017.

Item 7.01.	Regulation FD Disclosure

On December 1, 2017, the Company issued a press release announcing the completion of the Acquisition. A copy of the press release is being furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated into this Form 8-K by reference.

Item 8.01.	Other Events

The Transaction Agreement also provides for the purchase of the assets relating to the management of the Rainier Small/Mid Cap Equity Fund. The special meeting of the shareholders of the Rainier Small/Mid Cap Equity Fund to approve that transaction was adjourned to December 26, 2017.  If approved by the shareholders, it is anticipated that the reorganization of the Rainier Small/Mid Cap Equity Fund into the Hennessy Cornerstone Mid Cap 30 Fund will be completed during the first quarter of calendar year 2018.

Item 9.01.	Financial Statements and Exhibits

Exhibit 99.1 listed in the exhibit index below is filed under Item 1.01 of this Current Report on Form 8-K, and Exhibit 99.2 listed in the exhibit index below is furnished under Item 7.01 of this Current Report on Form 8-K.

EXHIBIT INDEX

Exhibit	Description

99.1	Third Amendment to Term Loan Agreement, by and between Hennessy Advisors, Inc., U.S. Bank National Association, and California Bank & Trust, dated as of November 30, 2017.

99.2	Press release.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENNESSY ADVISORS, INC.

December 1, 2017	By:	/s/ Neil J. Hennessy
Neil J. Hennessy
Chief Executive Officer